                                                                   Exhibit 10.40

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         SECOND AMENDMENT TO EMPLOYMENT AGREEMENT made as of this 15th day of December, 1999 (the "Effective Date of the Second Amendment") to the Employment Agreement dated as of April 29, 1998, as amended by the First Amendment To Employment Agreement (the "First Amendment") entered into on the 29th day of July, 1999, by and between ResortQuest International, Inc., ("ResortQuest") a Delaware corporation formerly known as Vacation Properties International, Inc. ("VPI") and David L. Levine (the "Employee"), which became effective on May 26, 1998, the date of the consummation of the initial public offering of the common stock of VPI (the "Employment Agreement").

                                   WITNESSETH:

         WHEREAS, ResortQuest, formerly known as VPI, and Employee have previously entered into the Employment Agreement and the First Amendment To Employment Agreement; and

         WHEREAS, ResortQuest and Employee desire to amend the Employment Agreement, as amended by the First Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

1. The first sentence of paragraph 1(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

        "ResortQuest hereby employs Employee as President and Chief Executive Officer of ResortQuest. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President and Chief Executive Officer of ResortQuest and will report directly to the Board of Directors of ResortQuest (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c) hereof, agrees to devote Employee's full working time, attention and efforts to promote and further the business of ResortQuest.

2. Subparagraph 2(a) is hereby amended to read as follows:

        "(a) BASE SALARY. The base salary payable to Employee shall be $275,000.00 a year, payable on a regular basis in accordance with ResortQuest's standard payroll procedures but not less than monthly. The effective date of Employee's change in base salary shall be December 15, 1999."

3. The last paragraph of Paragraph 2 is hereby amended to add the following new paragraph:

         "On December 15, 1999 ResortQuest shall grant to Employee options to acquire an additional 75,500 shares of ResortQuest common stock at the price per share at which such stock closed on the New York Stock Exchange on December 15, 1999. Such options shall vest in installments of 25,166 on each of the first and second anniversaries of the Effective Date of the Second Amendment, and 25,168 shares on December 15, 2002. Such options shall be exercisable for a term of five (5) years from and after the date upon which such options are granted."

4. The initial paragraph of Paragraph 5 of the Employment Agreement is hereby amended to read as follows:

         "The term of this Agreement shall begin on the Effective Date of the Second Amendment and continue until December 15, 2002 (the "initial period"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal (such initial period and any extensions thereof being referred to herein as the "term"). This Employment Agreement, as amended by the First and Second Amendments, and Employee's employment may be terminated in any one of the following ways:"

5. Subparagraph 12(h) of the Employment Agreement, as amended by the First Amendment, is hereby amended to read as follows:

         "(h) If Employee's employment by ResortQuest is terminated within one
         (1) year after a Change in Control by Employee for good reason or by ResortQuest without good cause, or if Employee voluntarily terminates employment with ResortQuest at any time within the one (1) year period after a Change in Control, then ResortQuest shall pay or provide Employee with the following severance benefits:"

6. Subparagraph 12(j) of the Employment Agreement, as amended by the First Amendment, shall be amended to read as follows:

         "(j) In the event that Employee elects to terminate employment at the expiration of the initial term or at the expiration of any applicable renewal term(s), or in the event Employee elects to terminate pursuant to subparagraph 12(c), or the Employment Agreement, as amended by the First and Second Amendments, is terminated by ResortQuest for any reason, Employee shall be entitled to continued family health insurance coverage for the three (3) year period after the date of termination in the same manner and to the same extent set forth in subparagraph 12(h)(iii). Following the three (3) year period of continued health and welfare plan insurance coverage, including without limitation family medical, family dental, life insurance and disability coverage, described in this subparagraph 12(j) and under subparagraph 12(h)(iii), Employee shall be entitled to continued participation in all health or welfare plans which cover Employee (and eligible dependents), including without limitation family medical, family dental, life insurance and disability coverage, in effect on the Employee's date of termination (which shall be the same or substantially equivalent to the health or welfare plans in which Employee participated on the Effective Date of this Agreement), for the five (5) year period after the expiration of the three (3) year period in the same manner and to the same extent set forth in subparagraph 12(h)(iii), provided that the Employee reimburses ResortQuest for the full premium for such coverage. It being the intent of the parties that Employee shall be entitled participate in the full eight (8) years health and welfare plan benefit coverage set forth in this paragraph, any other provisions of the Employment Agreement notwithstanding, if Employee should leave employment at ResortQuest for any reason whatsoever.

         In the event that Employee elects to terminate voluntarily without good reason prior to the expiration of the initial term of the Agreement, or prior to the expiration of any applicable renewal term, except if Employee elects to terminate employment under subparagraph 12(c) as set forth above, Employee shall be entitled to the full eight (8) years of continued health and welfare benefits provided for in this subparagraph 12(j), provided that Employee reimburses ResortQuest for the full premium for such coverage."

7. Exhibit A to the Employment agreement is hereby amended to add new subparagraph (vii) to read as follows:

    "(vii) Employee reporting to anyone other than the Board or Chairman of the Board."

8. SEVERABILITY. If any portion of this Second Amendment is held invalid or inoperative, the other portions of this Amendment shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

9. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by ResortQuest on the basis of Employee's qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Amendment. Subject to the preceding two (2) sentences, this Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

10. COMPLETE AGREEMENT. This Second Amendment, together with the Employment Agreement, as amended by the First Amendment (all as amended hereby), supersedes any other employment agreements or understandings, written or oral, between ResortQuest and Employee, and Employee has no oral representations, understandings or employment agreements with ResortQuest or any of its officers, directors or representatives covering the same subject matter as the Employment Agreement and First Amendment to Employment Agreement (as amended hereby).

         This written Second Amendment, together with the Employment Agreement and First Amendment to Employment Agreement (as amended hereby) is the final, complete and exclusive statement and expression of all the terms of the Employment Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Second Amendment, together with the Employment Agreement and First Amendment to Employment Agreement (as amended hereby), may not be later modified except by a written instrument signed by a duly authorized officer of ResortQuest and Employee, and no term of this Agreement may be waived except by a written instruments signed by the party waiving the benefit of such term

11. GOVERNING LAW. This Second Amendment shall in all respects be construed according to the laws of the State of Tennessee.

12. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To ResortQuest:   ResortQuest International, Inc.
                                    530 Oak Court Drive
                                    Suite 360
                                    Memphis, TN 38117
                                    Attention: General Counsel

                  To Employee:      To the address specified below Employee's
                                    name at the end of this Amendment.

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Second Amendment.

13. THE EMPLOYMENT AGREEMENT. Except as expressly set forth herein, all other provisions of the Employment Agreement, as amended by the First Amendment to Employment Agreement, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                                     RESORTQUEST INTERNATIONAL, INC.

                                    By: /s/ John K. Lines
                                      -----------------------------------------
                                    Name: John K. Lines
                                    Title: Sr. Vice President,
                                           General Counsel & Secretary


                                     /s/ David Levine
                                     ----------------------------------
                                     Employee: David L. Levine
                                               349 River Oaks Road
                                               Memphis, Tennessee 38120